UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

SUBURBAN PROPANE PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 887-5300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Registrant hereby further amends and supplements its Current Report on Form 8-K dated April 23, 2009, as amended and supplemented by its Current Report on Form 8-K dated July 23, 2009, relating to, among other things, the assumption by Michael J. Dunn, Jr. of the additional responsibilities of Chief Executive Officer effective September 27, 2009, to report that, at its meeting held on November 10, 2009, the Compensation Committee of the Registrant’s Board of Supervisors granted to Mr. Dunn, effective on December 1, 2009, an award of restricted units under the Registrant’s 2000 Restricted Unit Plan (the “Plan”) having a market value of $500,000 (the number of restricted units will be calculated by dividing said market value by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of the Partnership for the 20 trading days prior to the effective date of grant). Such restricted units will 100% vest on the last day of the Registrant’s 2012 fiscal year. If Mr. Dunn retires before that date, he will forfeit all of such restricted units. Upon vesting, restricted units are automatically converted into Common Units of the Registrant.

In addition, Mr. Dunn and the Compensation Committee agreed to terminate Mr. Dunn’s existing employment agreement with the Registrant and to replace it, effective September 27, 2009, with an agreement that provides as follows. Mr. Dunn will participate in Registrant’s Executive Change-in-Control Protection Plan at the 78-week participation level. If, on or after the last day of the Registrant’s 2012 fiscal year, Mr. Dunn retires or his employment with Registrant is terminated pursuant to an agreement with the Compensation Committee on a succession plan, then (A) Mr. Dunn will be paid, over a two year period, an amount equal to two times (2X) his then current annual base salary, (B) the Registrant will continue to provide Mr. Dunn and his eligible dependents, until he turns age 65 (he will be 63 on the last day of the Registrant’s 2012 fiscal year), with medical and dental benefits coverage, and (C) Mr. Dunn may purchase his company vehicle. In return, Mr. Dunn has agreed to provide certain transitional consulting services to the Registrant for a period of up to two years following the termination of his employment, and to provide the Registrant with a release of all claims Mr. Dunn may then have against the Registrant.

The foregoing description of the new agreement between Mr. Dunn and the Registrant is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Agreement between Michael J. Dunn, Jr. and Suburban Propane Partners, L.P., effective as of September 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By: /s/ PAUL ABEL
Name: Paul Abel
Title: Vice President, General Counsel &
Secretary

Date: November 10, 2009

EXHIBITS

10.1	Agreement between Michael J. Dunn, Jr. and Suburban Propane Partners, L.P., effective as of September 27, 2009